Exhibit (10.1)

ELEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS ELEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of September 28, 2015, is entered into by and among the financial institutions signatory hereto (each a “Lender” and collectively the “Lenders”), BANK OF AMERICA, N.A., as Agent for the Lenders (in such capacity, “Agent”) and CLEARWATER PAPER CORPORATION, a Delaware corporation (“Borrower”).
RECITALS
A.    Borrower, Agent and the Lenders have previously entered into that certain Loan and Security Agreement dated as of November 26, 2008 (as amended, supplemented, restated and modified from time to time, the “Loan Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrower. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.
B.    Borrower has requested that Agent and the Lenders amend the Loan Agreement, which Agent and the Lenders are willing to do pursuant to the terms and conditions set forth herein.
C.    Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Amendments to Loan Agreement.
(a)    The following definitions are hereby added to Section 1.1 of the Loan Agreement in their proper alphabetical order:
“Commodity Exchange Act: the Commodity Exchange Act (7 U.S.C. § 1 et seq.).”
“Excluded Swap Obligation: with respect to an Obligor, each Swap Obligation as to which, and only to the extent that, such Obligor's guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because the Obligor does not constitute an "eligible contract participant" as defined in the act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Obligor and all guarantees of Swap Obligations by other Obligors) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation. If a Hedging Agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Obligor.”
“Qualified ECP: an Obligor with total assets exceeding $10,000,000, or that constitutes an "eligible contract participant" under the Commodity Exchange Act and can cause another Person to qualify as an "eligible contract participant" under Section 1a(18)(A)(v)(II) of such act.”

“Secured Bank Product Provider: (a) Bank of America or any of its Affiliates; and (b) WFF or any Affiliate of WFF that is providing a Bank Product, provided WFF or such Affiliate of WFF delivers written notice to Agent and the applicable Obligor, in form and substance satisfactory to Agent, within 10 days of the creation of the Bank Product, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.15.”
“Specified Obligor: an Obligor that is not then an "eligible contract participant" under the Commodity Exchange Act (determined prior to giving effect to Section 5.11).”
“Swap Obligations: with respect to an Obligor, its obligations under a Hedging Agreement that constitutes a "swap" within the meaning of Section 1a(47) of the Commodity Exchange Act.”
(b)    The definition of “Applicable Margin” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Applicable Margin: with respect to any Type of Loan, the margin set forth below, as determined by the Fixed Charge Coverage Ratio for the most recently ended trailing four (4) Fiscal Quarters:

Level	Fixed Charge Coverage Ratio	Base Rate Revolver Loans	LIBOR Revolver Loans
I	Greater than or equal to 1.25 to 1.00	0.25%	1.25%
II	Less than 1.25 to 1.00 but greater than or equal to 1.00 to 1.00	0.50%	1.50%
III	Less than 1.00 to 1.00	0.75%	1.75%

The margins shall be subject to increase or decrease upon receipt by Agent pursuant to Section 10.1.2 of the financial statements and corresponding Compliance Certificate for the last trailing four (4) Fiscal Quarter period, which change shall be effective on the first day of the calendar month following receipt. If, by the first day of a month, any financial statements and Compliance Certificate due in the preceding month have not been received, then, at the option of Agent or Required Lenders, the margins shall be determined as if Level III were applicable, from such day until the first day of the calendar month following actual receipt.”
(c)    The definition of “Bank Product” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Bank Product: any of the following products, services or facilities extended to any Borrower or Subsidiary by Bank of America, WFF, or any of their respective Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) leases and other banking products or services as may be requested by any Borrower or Subsidiary, other than Letters of Credit.”
(d)    The definition of “Bank Product Debt” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Bank Product Debt: Debt, obligations and other liabilities with respect to Bank Products owing by a Borrower or Affiliate of a Borrower to a Secured Bank Product Provider; provided, that Bank Product Debt of an Obligor shall not include its Excluded Swap Obligations.”

(e)    The definition of “Bank Product Reserve” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its discretion in respect of Bank Product Debt.”
(f)    The definition of “Compliance Certificate” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Compliance Certificate: a certificate, in form and substance satisfactory to Agent, by which Borrowers certify compliance with Section 10.3 and calculate the applicable “Level” for the Applicable Margin (as set forth in the definition thereof).”
(g)    The definition of “Eligible Account” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Eligible Account: an Account owing to a Borrower that arises in the Ordinary Course of Business from the sale of goods or rendition of services, is payable in Dollars and is deemed by Agent, in its Credit Judgment, to be an Eligible Account. Without limiting the foregoing, no Account shall be an Eligible Account if (a) it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date; (b) 50% or more of the Accounts owing by the Account Debtor are not Eligible Accounts under the foregoing clause; (c) when aggregated with other Accounts owing by the Account Debtor, it exceeds 15% of the aggregate Eligible Accounts (or such higher percentage as Required Lenders may establish for the Account Debtor from time to time); (d) it does not conform with a covenant or representation herein; (e) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount (other than an early pay discount offered as part of the normal course selling terms), recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (f) an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, or is not Solvent; or the Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process; (g) the Account Debtor is organized or has its principal offices or assets outside the United States or Canada unless (i) such Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) and (ii) upon Agent’s request to Borrower Agent after a Default or an Event of Default, such letter of credit has been delivered to Agent and is directly drawable by Agent; provided, however, that up to an amount equal to 10% of the aggregate Revolver Commitments of such Accounts shall not be excluded under this clause (g) if such Account Debtor is organized or has its principal offices or assets in Japan, Germany, Ireland, Australia or any other acceptable location as determined by Agent in its Credit Judgment; (h) it is owing by a Government Authority, unless the Account Debtor is the United States or any State, department, agency or instrumentality thereof and the Assignment of Claims Act or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Agent; (i) it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any other Lien; (j) the goods giving rise to it have not been delivered to and accepted by the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale; (k) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (l) the Account Debtor has made a partial payment and Agent believes in its Credit Judgment that its collection is doubtful; (m) it arises from a sale on a cash-on-delivery basis; (n) it arises from a sale to an Affiliate, from a sale on a bill-and-hold, guaranteed sale, sale‑or‑return, sale‑on‑approval, consignment, or other repurchase or return basis, or from a sale to a Person for personal, family or household purposes; (o) it represents a progress billing or retainage; or (p) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof. In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.”

(h)    The definition of “Fixed Charges” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Fixed Charges: (a) with respect to any period ending prior to January 1, 2017, the sum of interest expense (other than payment-in-kind), principal payments made on Borrowed Money (other than: (i) repayments of the Revolver Loans; (ii) repayments of the Potlatch Indebtedness to the extent permitted under Section 10.2.8(c); and (iii) repayments of Debt permitted under Section 10.2.1(r) to the extent permitted under Section 10.2.8(g)(ii)), cash taxes paid, Capital Expenditures (except: (x) Capital Expenditures financed with Borrowed Money other than Revolver Loans, (y) Capital Expenditures made while there are no Revolver Loans outstanding and (z) Capital Expenditures made during the period commencing July 1, 2014 and ending December 30, 2014), Distributions made, and all payments required to be made under the Code or applicable law on account of any Plan, Pension Plan, Multiemployer Plan or Foreign Plan and (b) with respect to any period ending on or after January 1, 2017, the sum of interest expense (other than payment-in-kind), principal payments made on Borrowed Money (other than: (i) repayments of the Revolver Loans; (ii) repayments of the Potlatch Indebtedness to the extent permitted under Section 10.2.8(c); and (iii) repayments of Debt permitted under Section 10.2.1(r) to the extent permitted under Section 10.2.8(g)(ii)), cash taxes paid, Capital Expenditures (except: Capital Expenditures financed with Borrowed Money other than Revolver Loans), Distributions made, and all payments required to be made under the Code or applicable law on account of any Plan, Pension Plan, Multiemployer Plan or Foreign Plan.”
(i)    The definition of “Lender Indemnitees” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Lender Indemnitees: Lenders and Secured Bank Product Providers, and their officers, directors, employees, Affiliates, agents and attorneys.”
(j)    The definition of “Revolver Termination Date” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Revolver Termination Date: the earlier of: (a) September 30, 2020, and (b) ninety (90) days prior to the maturity date of any Debt permitted pursuant to clause (g) of Section 10.2.1.”
(k)    The definition of “Secured Parties” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Secured Parties: Agent, Issuing Bank, Lenders and Secured Bank Product Providers.”
(l)    The definition of “Trigger Period” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Trigger Period: the period (a) commencing on the day that an Event of Default occurs, or Availability is less than, at any time, an amount equal to 10% of the aggregate Revolver Commitments; and (b) continuing until, during the preceding 60 consecutive days, no Event of Default has existed and Availability has been greater than, at all times, an amount equal to 10% of the aggregate Revolver Commitments; provided that, no Trigger Period (other than with respect to Section 10.3) shall be terminated until such time as no more than two Trigger Periods have been terminated in the prior 365 days (in addition to the requirements in clause (b)); provided further that, following the eighth termination of a Trigger Period during the term of this Agreement, any subsequent Trigger Period (other than with respect to Section 10.3) shall remain in place throughout the remaining term of this Agreement.”
(m)    The definition of “Unused Line Margin” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Unused Line Margin: the percentage set forth below, as determined by the Line Usage for the prior month:

Level	Line Usage	Unused Line Margin
I	Greater than 35%	0.25%
II	Less than or equal to 35%	0.375%

The Unused Line Margin shall be subject to increase or decrease based upon the Line Usage for the prior month, as determined by Agent. If by the first day of a month, any Borrowing Base Certificate due in the preceding month has not been received, then, at the option of Agent or Required Lenders, the Unused Line Margin shall be determined as if Level II were applicable, from such day until the first day of the calendar month following actual receipt.”
(n)    The last paragraph of Section 5.6.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category. Monies and proceeds obtained from an Obligor shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other Obligors to preserve the allocations in any applicable category. Agent shall have no obligation to calculate the amount to be distributed with respect to any Bank Product Debt, but may rely upon written notice of the amount (setting forth a reasonably detailed calculation) from the Secured Bank Product Provider. In the absence of such notice, Agent may assume the amount to be distributed is zero. The allocations set forth in this Section are solely to determine the rights and priorities of Agent and Lenders as among themselves, and may be changed by agreement among them without the consent of any Obligor. This Section is not for the benefit of or enforceable by any Borrower.”
(o)    Section 5.11.3 to the Loan Agreement is hereby amended by adding the following clause (d) in its entirety immediately following clause (c) of such Section:
“(d)    Each Obligor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP's obligations and undertakings under this Section 5.11 voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of all Obligations. Each Obligor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a "keepwell, support or other agreement" for the benefit of, each Obligor for all purposes of the Commodity Exchange Act.”
(p)    Section 7.5 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“7.5.    No Assumption of Liability.
The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Borrowers relating to any Collateral. In no event shall the grant of any Lien under any Loan Document secure an Excluded Swap Obligation of the granting Obligor.”
(q)    Clause (e) of Section 10.2.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“(e)    Bank Products incurred in the ordinary course of business;
(r)    Clause (p) of Section 10.2.1. of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“(p)    Debt that is not included in any of the preceding or the foregoing clauses of this Section and is not secured by a Lien, so long as (i) the average weighted maturity of all such Debt outstanding pursuant to this clause (p) is a date at least 6 months after the Revolver Termination Date and (ii) such Debt has a final maturity no sooner than the Revolver Termination Date;”
(s)    Section 10.2.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“10.2.3.     [Intentionally omitted.]”
(t)    Section 10.2.4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“10.2.4.     Distributions; Upstream Payments.(a) Declare or make any Distributions, except: (i) the distribution by Clearwater of Retainco to Potlatch in accordance with the terms of the Separation Agreement; (ii) Upstream Payments; (iii) repurchases of Equity Interests of Borrowers owned by former, present of future employees, officers and directors of Borrowers or Subsidiaries or their assigns, estates and heirs, so long as: (A) the agreements setting forth such repurchase obligations were entered into by the applicable Borrower prior to the Spin-Off; (B) the Revolver Commitments have not been terminated; (C) to the extent a Default or Event of Default exists before or after giving effect to any such repurchase, the amount of such repurchase does not exceed the amount of the Repurchase Reserve then in effect; and (D) the aggregate amount of all such repurchases does not exceed $1,000,000; and (iv) Clearwater may pay dividends to its shareholders or repurchase Equity Interests from its shareholders, in each case if (A) no Default or Event of Default has occurred and is continuing or would result therefrom, and (B) Availability after giving effect to any such dividend or repurchase is not less than $25,000,000; or (b) create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 9.1.15.”
(u)    The following Section 12.15 is hereby added in its entirety to the Loan Agreement in its proper numerical order:

“12.15.        Secured Bank Product Providers.
Each Secured Bank Product Provider agrees to be bound by the Loan Documents, including Sections 5.6 and 12. Each Secured Bank Product Provider shall indemnify and hold harmless Agent Indemnitees, to the extent not reimbursed by Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider's Bank Product Debt.”
2.    Effectiveness of this Amendment. The following shall have occurred before this Amendment is effective:
(a)    Amendment. Agent shall have received this Amendment fully executed in a sufficient number of counterparts for distribution to all parties.
(b)    Amendment Fee. Agent shall have received, for the benefit of certain Lenders, a non-refundable amendment fee in the amount set forth in a separate fee letter of even date hereof, which shall be fully earned and due and payable on the date of this Amendment.
(c)    Representations and Warranties. The representations and warranties set forth herein must be true and correct.
(d)    No Default. No event has occurred and is continuing that constitutes an Event of Default.
(e)    Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.
3.    Representations and Warranties. Borrower represents and warrants as follows:
(a)    Authority. Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by Borrower of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.
(b)    Enforceability. This Amendment has been duly executed and delivered by Borrower. This Amendment and each Loan Document to which Borrower is a party (as amended or modified hereby) is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and is in full force and effect.
(c)    Representations and Warranties. The representations and warranties contained in each Loan Document to which Borrower is a party (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.
(d)    Due Execution. The execution, delivery and performance of this Amendment are within the power of Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower.
(e)    No Default. No event has occurred and is continuing that constitutes an Event of Default.

4.    Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without giving effect to any conflict of law principles (but giving effect to Federal laws relating to national banks). The consent to forum and arbitration provisions set forth in Section 14.15 of the Loan Agreement are hereby incorporated in this Amendment by reference.
5.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or a substantially similar electronic transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or a substantially similar electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.
6.    Reference to and Effect on the Loan Documents.
(a)    Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.
(b)    Except as specifically amended above, the Loan Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Agent and the Lenders.
(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
(d)    To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.
7.    Ratification. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.
8.    Estoppel. To induce Lenders to enter into this Amendment and to continue to make advances to Borrower under the Loan Agreement, Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of Borrower as against Agent or any Lender with respect to the Obligations.
9.    Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
10.    Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.
BORROWER

CLEARWATER PAPER CORPORATION, a Delaware corporation

By:	/s/ John Hertz
Name: John Hertz Title: Chief Financial Officer

[Signature page to Eleventh Amendment to Loan and Security Agreement]

AGENT AND LENDERS
BANK OF AMERICA, N.A., as Agent and as a Lender
By: /s/ Ron Bornstein Name: Ron Bornstein Title: Senior Vice President

[Signature page to Eleventh Amendment to Loan and Security Agreement]

WELLS FARGO CAPITAL FINANCE, LLC, as a Lender By: /s/ Peter Aziz Name: Peter Aziz Title: Vice President

[Signature page to Eleventh Amendment to Loan and Security Agreement]

ACKNOWLEDGEMENT BY GUARANTORS
Dated as of September 28, 2015
Each of the undersigned, being a Guarantor (each a “Guarantor” and, collectively, the “Guarantors”) under that certain Guaranty and Security Agreement dated as of December 27, 2010 made in favor of Agent (as amended, supplemented or otherwise modified from time to time, the “Guaranty”), hereby acknowledges and agrees to the foregoing Eleventh Amendment to Loan and Security Agreement (the “Amendment”) and confirms and agrees that the Guaranty is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the Amendment, each reference in such Guaranty to the Loan Agreement (as defined in the Amendment), “thereunder”, “thereof” or words of like import referring to the “Loan Agreement”, shall mean and be a reference to the Loan Agreement as amended or modified by the Amendment. Although Agent has informed Guarantors of the matters set forth above, and each Guarantor has acknowledged the same, each Guarantor understands and agrees that Agent has no duty under the Loan Agreement, the Guaranty or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgment, and nothing contained herein is intended to or shall create such a duty as to any advances or transaction hereafter.
CELLU TISSUE HOLDINGS, INC.,
a Delaware corporation
CELLU TISSUE CORPORATION – NATURAL DAM,
a Delaware corporation
CELLU TISSUE CORPORATION – NEENAH,
a Delaware corporation
CELLU TISSUE LLC,
a Delaware limited liability company
MENOMINEE ACQUISITION CORPORATION,
a Delaware corporation
CELLU TISSUE – THOMASTON, LLC,
a Delaware limited liability company
CELLU TISSUE - LONG ISLAND, LLC,
a Delaware limited liability company
CELLU TISSUE CORPORATION – OKLAHOMA CITY,
a Delaware corporation
CELLU TISSUE – CITYFOREST LLC
a Minnesota limited liability company
CLEARWATER PAPER – WIGGINS, LLC,
a Delaware limited liability company
CLEARWATER FIBER, LLC,
a Delaware limited liability company

CLEARWATER PAPER CORPORATION, a Delaware corporation

By:	/s/ John Hertz
Name: John Hertz Title: Chief Financial Officer

[Signature page to Eleventh Amendment to Loan and Security Agreement]

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